Exhibit 99.1

CION INVESTMENT CORPORATION RECEIVES SHAREHOLDER APPROVAL

TO REDUCE ITS ASSET COVERAGE REQUIREMENT TO 150%

For Immediate Release

NEW YORK, January 3, 2022 — CION Investment Corporation (NYSE: CION) (“CION” or the “Company”) today announced that its shareholders have approved a proposal to reduce CION’s asset coverage requirement from 200% to 150%, which will permit CION to increase the maximum amount of leverage that it is permitted to incur from $1 of debt outstanding for each $1 of equity to $2 of debt outstanding for each $1 of equity. This change, which was made pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, was approved at CION’s special shareholders meeting held virtually on December 30, 2021 and became effective on December 31, 2021. Over time, CION plans to target a debt-to-equity ratio in the range of 1.00 to 1.25x(1) and will maintain its strategy of originating high quality senior secured loans to U.S. middle market companies.

“We appreciate the support received from our shareholders as we seek to prudently grow assets and in turn, potentially generate incremental shareholder returns,” stated Mark Gatto, co-Chief Executive Officer of CION.

“The reduced asset coverage requirement will now allow CION the same flexibility and access to increased leverage as our publicly listed peers,” stated Michael A. Reisner, co-Chief Executive Officer of CION. “We believe that we have built a solid track record over the past almost ten years, having carefully managed leverage in step with growth, and believe we are ready for this next phase.”

ENDNOTE

(1) CION’s ability to obtain additional debt financing on attractive terms or at all are not guaranteed. CION’s leverage may not increase within this target range or from current levels at all.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.8 billion in assets as of September 30, 2021. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled “Risk Factors” and “Forward-Looking Statements” in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on January 3, 2022, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Alexander Cavalieri

acavalieri@cioninvestments.com

Investor Relations

1-800-343-3736

Analysts and Institutional Investors

Jeehae Linford

The Equity Group

jlinford@equityny.com

212-836-9615

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